Exhibit 99.1

B2Digital Announces Saturday’s StrikeHard 58 MMA Event Set Pandemic-Era Company Revenue Records Driven by PPV Ticket Sales

TAMPA, FL, January 26, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company”, “B2”, or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce another strong night of LIVE MMA action as Strikehard 58 delivered B2’s best fight night financial performance since the onset of the pandemic and one of its most successful fight nights in the Company history.

Overall, revenues from Saturday night represent a top-quintile performance for the Company compared to its all-time history, and easily surpassed all events since February of last year, with 33% of total revenues coming through Pay-Per-View (“PPV”) ticket sales – two-thirds of which came through the B2 InstaStore program.

The B2 InstaStore program, which was set in motion last year, leverages fans, fighters, and followers of B2Digital as entrepreneurs running social-media-based “storefronts” that sell PPV tickets to B2Digital fight events.

“We now have over 375 B2 InstaStore storefronts open and operating, and the effect is starting to meaningfully impact our results,” commented Greg P. Bell, Chairman & CEO of B2Digital. “The fighters came to fight on Saturday. They showed an excellent display of skills and entertained the sold-out audience at the event with big action, several remarkable performances, and huge heart. We continue to see tremendous talent in the Alabama region and we love to see them developing their skills in the B2 cage.”

Saturday’s Strikehard 58 event played in front of a sold-out crowd. The women’s bout between Natalie Gage and Rebekah Rotenberry, which featured non-stop action for all three rounds, was awarded “Fight of the Night” honors.

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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